PRESS RELEASE

Clorox Reports Q2 Fiscal Year 2017 Results; Updates Fiscal Year 2017 Outlook Behind Strong Sales Growth

OAKLAND, Calif., Feb. 3, 2017 – For its second quarter ending Dec. 31, 2016, The Clorox Company (NYSE:CLX) today reported sales growth of 5 percent and flat diluted net earnings per share (EPS) from continuing operations of $1.14, which includes an 11-cent noncash charge related to the Aplicare business as discussed below.

“I’m very pleased with the results we’re reporting today, the highlight being we delivered our second consecutive quarter of 8 percent volume growth. This is the highest volume increase we’ve seen in nearly 10 years, with gains in each of our segments in the U.S. and International,” said Chairman and CEO Benno Dorer. “Excluding the noncash charge, we delivered strong earnings per share growth on top of 18 percent growth in the year-ago period. Notably, we continue to drive cost savings and productivity improvements, including in International, which delivered significant margin improvement.”

“As we look to the remainder of fiscal year 2017, incremental investment behind our brands remains a priority, with promising innovation launching across our portfolio,” continued Dorer. “Importantly, our core business remains strong. We’re confident in our strategy and staying the course.”

All results in this press release are reported on a continuing operations basis, unless otherwise stated. Some information in this release is reported on a non-GAAP basis. See “Non-GAAP Financial Information” below and the tables toward the end of this press release for more information and reconciliations of key second-quarter fiscal year 2017 and fiscal year 2016 results to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).

Fiscal Second-Quarter Results

Following is a summary of key second-quarter results. All comparisons are with the second quarter of fiscal year 2016, unless otherwise stated.

●	8% volume growth
●	5% sales growth
●	$1.14 diluted EPS

In the second quarter, volume grew 8 percent, reflecting increases in all reportable segments. Total company sales grew 5 percent, driven by strong volume growth, including 2 points from the RenewLife digestive health business, which was acquired in May 2016, and the benefit of price increases in the company’s International business. These factors were partially offset by slightly less than 2 points of unfavorable foreign currency exchange rates as well as unfavorable mix. On a currency-neutral basis, second quarter sales grew 6 percent.

Clorox delivered earnings from continuing operations of $150 million, or $1.14 diluted EPS, equal to the year-ago quarter. Second-quarter diluted EPS results reflect higher sales growth and cost savings, offset by higher manufacturing and logistics costs as well as the aforementioned 11-cent reduction from a $21 million noncash charge related to impairing certain assets of the Aplicare skin antisepsis business within the Cleaning segment, which was recorded to Other Expense. The impairment charge resulted from an updated valuation related to anticipated lower future cash flows for the Aplicare business. This was based on increased investment levels and actions the company is taking in an evolving regulatory landscape for the skin antisepsis business.

The company’s second-quarter gross margin increased 10 basis points to 44.7 percent from 44.6 percent in the year-ago quarter, driven by the benefits of cost savings and international price increases, partially offset by higher manufacturing and logistics costs.

Year-to-date net cash provided by continuing operations was $271 million, compared with $178 million in the year-ago period. The year-over-year increase was primarily related to higher earnings, excluding noncash items, and lower tax payments in the first half of fiscal year 2017.

Key Segment Results

Following is a summary of key second-quarter results from continuing operations by reportable segment. All comparisons are with the second quarter of fiscal year 2016, unless otherwise stated.

Cleaning

(Laundry, Home Care, Professional Products)

●	10% volume growth
●	3% sales growth
●	15% pretax earnings decrease

Segment volume growth was driven largely by gains in Home Care, with another quarter of record shipments of Clorox® disinfecting wipes behind expanded club-channel distribution as well as record shipments across a number of other Clorox-branded products, including toilet bowl cleaners. Professional Products also contributed to segment volume growth, reflecting gains across cleaning brands. These factors were partially offset by volume decreases in Laundry, primarily driven by lower shipments of Clorox® bleach due to category softness. The variance between volume and sales was driven primarily by unfavorable mix due to expanded disinfecting wipes distribution in the club channel and higher trade promotion investments. The decrease in pretax earnings was driven by the $21 million noncash charge related to the Aplicare business, partially offset by cost savings.

Household

(Bags and Wraps, Charcoal, Cat Litter, Digestive Health)

●	11% volume growth
●	12% sales growth
●	6% pretax earnings growth

Segment volume growth was driven primarily by the benefit of the RenewLife acquisition and higher shipments in Charcoal. Segment volume results also reflect continued strength in Glad® premium trash bags. Pretax earnings growth reflected higher sales and the benefit of cost savings, partially offset by higher manufacturing and logistics costs.

Lifestyle

(Dressings and Sauces, Water Filtration, Natural Personal Care)

●	5% volume growth
●	4% sales growth
●	7% pretax earnings growth

Segment volume growth was driven primarily by gains in Natural Personal Care behind innovation in Burt’s Bees® lip care and color products. Gains in Dressings & Sauces also contributed to volume growth from increased merchandising support behind Hidden Valley® bottled salad dressings. Pretax earnings grew primarily driven by higher sales.

International

(Sales outside of the U.S.)

●	2% volume increase
●	2% sales decrease (8% growth, currency-neutral basis)
●	27% pretax earnings growth

Segment volume results were driven primarily by gains in Canada, reflecting the benefit of the RenewLife business and base business growth, partially offset by decreases in certain Latin American countries, mainly Argentina. Volume outpaced sales, primarily driven by the impact of 10 percentage points of unfavorable foreign currency exchange rates, partially offset by the benefit of price increases. Excluding the impact of unfavorable foreign currency exchange rates, segment sales grew 8 percent. Pretax earnings grew, reflecting the benefit of price increases as well as cost savings resulting from the International business’ focus on driving productivity gains to expand margins. These factors were partially offset by higher manufacturing and logistics costs from continued high inflation and the impact of unfavorable foreign currency exchange rates.

Clorox Updates Fiscal Year 2017 Outlook Behind Strong Sales Growth

●	3% to 4% sales growth (updated)
●	25 basis points to 50 basis points of EBIT margin expansion (unchanged)
●	$5.23 to $5.38 diluted EPS range (updated)

Clorox now anticipates sales growth of 3 percent to 4 percent in fiscal year 2017, versus its previous sales outlook of 2 percent to 4 percent. The company’s fiscal year 2017 sales outlook reflects strong sales results in the first half of the fiscal year, robust innovation plans in the second half of the fiscal year and about 2 percentage points of benefit from the RenewLife acquisition. The company anticipates these factors to be partially offset by 1 percent to 2 percent of unfavorable foreign currency exchange rates. Excluding the impact of unfavorable foreign currency exchange rates, the company continues to anticipate fiscal year sales growth in the range of 4 percent to 6 percent.

Clorox continues to anticipate EBIT margin expansion for fiscal year 2017 in the range of 25 to 50 basis points, reflecting lower selling and administrative expenses as a percentage of sales driven by ongoing productivity initiatives and normalized levels of performance-based incentive compensation costs.

Clorox now anticipates fiscal year 2017 diluted EPS from continuing operations in the range of $5.23 to $5.38, versus the previous outlook of $5.23 to $5.43, reflecting a 5-cent reduction in anticipated benefit from adopting Accounting Standards Update (ASU) 2016-09, issued by the Financial Accounting Standards Board, related to the accounting of employee share-based payments. Clorox’s fiscal year diluted EPS outlook also reflects strong fiscal year-to-date sales growth, innovation across the company’s portfolio in the second half of the fiscal year and continued expectations for full-year EBIT margin expansion.

“We feel good about our strong sales results to date and look forward to continued topline momentum in the second half of the fiscal year supported by our upcoming new product launches,” said Chief Financial Officer Steve Robb. “Moreover, we’re confident in our long-term plans for margin improvement, including in our International business, which is making good progress in driving productivity improvements.”

For More Detailed Financial Information

Visit the company’s Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com for the following:

●	Supplemental unaudited volume and sales growth information
●	Supplemental unaudited gross margin driver information
●

Supplemental unaudited reconciliation of certain non-GAAP financial information, including earnings from continuing operations before interest and taxes (EBIT) and earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA)

●	Supplemental unaudited balance sheet and cash flow information and free cash flow reconciliation
●	Supplemental price-change information

Note: Percentage and basis-point changes noted in this press release are calculated based on rounded numbers. Supplemental materials are available in the Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with about 8,000 employees worldwide and fiscal year 2016 sales of $5.8 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; and RenewLife® digestive health products. The company also markets brands for professional services, including Clorox Healthcare® and Clorox Commercial Solutions®. More than 80 percent of the company's sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability. The company also has been broadly recognized for its corporate responsibility efforts, most notably receiving two Climate Leadership Awards for Excellence in 2015 and a Safer Choice Partner of the Year Award in 2016 from the U.S. Environmental Protection Agency as well as being named to CR Magazine's 2016 Best Corporate Citizens list and included in the 2016 Newsweek Green Rankings. The Clorox Company and its foundations contributed nearly $17 million in combined cash grants, product donations, cause marketing and employee volunteerism in the past year. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, cash flows, plans, objectives, expectations, growth, or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," “predicts” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as updated from time to time in the company's SEC filings. These factors include, but are not limited to: intense competition in the company's markets; worldwide, regional and local economic conditions and financial market volatility; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and achieve favorable product and geographic mix; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; lower revenue or increased costs resulting from government actions and regulations, including with respect to the Aplicare business, despite the write down of Aplicare assets in the second quarter ended December 31, 2016; the ability of the company to successfully manage global, political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; risks related to international operations, including political instability; government-imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; labor claims, labor unrest and inflationary pressures, particularly in Argentina; potential harm and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action in foreign jurisdictions; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; the ability of the company to develop and introduce commercially successful products; supply disruptions and other risks inherent in reliance on a limited base of suppliers; the impact of product liability claims, labor claims and other legal proceedings, including in foreign jurisdictions; the success of the company's business strategies; the ability of the company to implement and generate anticipated cost savings and efficiencies; the company's ability to attract and retain key personnel; the company's ability to maintain its business reputation and the reputation of its brands; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in those costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the company's control; the company's ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; risks related to the potential increase in the company’s purchase price for The Procter & Gamble Company’s (P&G) interest in the Glad® business and the impact from the decision on whether or not to extend the term of the related agreement with P&G; the effect of the company's indebtedness and credit rating on its business operations and financial results; risks related to the company's discontinuation of operations in Venezuela; the company's ability to pay and declare dividends or repurchase its stock in the future; the company's ability to maintain an effective system of internal controls, including after completing acquisitions; uncertainties relating to tax positions, tax disputes and changes in the company's tax rate; the accuracy of the company's estimates and assumptions on which its financial projections are based; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views, beliefs and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information relating to currency-neutral net sales growth, EBIT and EBIT margin. The company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP. See the end of this press release for these reconciliations.

The company discloses these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

EBIT represents earnings from continuing operations before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The company's management believes these measures provide useful additional information to investors about trends in the company's operations and are useful for period-over-period comparisons.

Currency-neutral net sales growth represents U.S. GAAP net sales growth excluding the impact of the change in foreign currency exchange rates, and is calculated by re-measuring the current period net sales using the comparable prior year’s exchange rates. The company’s management believes these measures provide useful additional information to investors about changes in the company’s core business operations without the unpredictability and volatility of currency fluctuations.

Media Relations
Aileen Zerrudo (510) 271-3075, aileen.zerrudo@clorox.com
Kathryn Caulfield (510) 271-7209, kathryn.caulfield@clorox.com

Investor Relations
Landon Dunn (510) 271-7256, landon.dunn@clorox.com
Steve Austenfeld (510) 271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit Investor Events on the company’s website.

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except share and per share data

	Three Months Ended		Six Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Net sales	$1,406	$1,345	$2,849	2,735
Cost of products sold	777	745	1,580	1,510
Gross profit	629	600	1,269	1,225

Selling and administrative expenses	197	191	397	377
Advertising costs	128	126	256	249
Research and development costs	32	34	63	64
Interest expense	22	22	44	45
Other (income) expense, net	23	(3)	18	(4)
Earnings from continuing operations before income taxes	227	230	491	494
Income taxes on continuing operations	77	79	162	170
Earnings from continuing operations	150	151	329	324
Earnings (losses) from discontinued operations, net of tax	(1)	(2)	(1)	(3)
Net earnings	$149	$149	$328	$321

Net earnings (losses) per share
Basic
Continuing operations	$1.16	$1.16	$2.55	2.50
Discontinued operations	-	(0.01)	(0.01)	(0.02)
Basic net earnings per share	$1.16	$1.15	$2.54	$2.48

Diluted
Continuing operations	$1.14	$1.14	$2.51	2.46
Discontinued operations	-	(0.01)	(0.01)	(0.02)
Diluted net earnings per share	$1.14	$1.13	$2.50	$2.44

Weighted average shares outstanding (in thousands)
Basic	128,497	129,543	128,973	129,349
Diluted	130,775	131,546	131,406	131,477

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales			Earnings (losses) from continuing operations before income taxes
	Three Months Ended			Three Months Ended
	12/31/2016	12/31/2015	% Change (1)	12/31/2016	12/31/2015	% Change (1)
Cleaning	$469	$457	3%	$104	$123	-15%
Household	421	375	12%	71	67	6%
Lifestyle	260	251	4%	77	72	7%
International	256	262	-2%	28	22	27%
Corporate	-	-	0%	(53)	(54)	-2%
Total	$1,406	$1,345	5%	$227	$230	-1%

	Net sales			Earnings (losses) from continuing operations before income taxes
	Six Months Ended			Six Months Ended
	12/31/2016	12/31/2015	% Change (1)	12/31/2016	12/31/2015	% Change (1)
Cleaning	$1,003	$954	5%	$268	$272	-1%
Household	843	786	7%	140	149	-6%
Lifestyle	496	482	3%	139	131	6%
International	507	513	-1%	55	54	2%
Corporate	-	-	0%	(111)	(112)	-1%
Total	$2,849	$2,735	4%	$491	$494	-1%

(1) Percentages based on rounded numbers.

Condensed Consolidated Balance Sheets
(Unaudited)
Dollars in millions

	12/31/2016	6/30/2016	12/31/2015
ASSETS
Current assets
Cash and cash equivalents	$414	$401	$390
Receivables, net	514	569	474
Inventories, net	501	443	450
Other current assets	120	72	176
Total current assets	1,549	1,485	1,490

Property, plant and equipment, net	904	906	878
Goodwill	1,190	1,197	1,051
Trademarks, net	655	657	532
Other intangible assets, net	72	78	47
Other assets*	198	187	168
Total assets	$4,568	$4,510	$4,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$759	$523	$500
Current maturities of long-term debt	400	-	-
Accounts payable and accrued liabilities	878	1,035	858
Income taxes payable	-	-	-
Total current liabilities	2,037	1,558	1,358
Long-term debt*	1,390	1,789	1,787
Other liabilities	794	784	740
Deferred income taxes	77	82	83
Total liabilities	4,298	4,213	3,968

Stockholders’ equity
Common stock	159	159	159
Additional paid-in capital	895	868	823
Retained earnings	2,284	2,163	2,042
Treasury shares	(2,489)	(2,323)	(2,265)
Accumulated other comprehensive net losses	(579)	(570)	(561)
Stockholders’ equity	270	297	198
Total liabilities and stockholders’ equity	$4,568	$4,510	$4,166

*In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Cost,” which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company adopted this standard in the first quarter of fiscal year 2017 and retrospectively applied the standard to all periods presented.

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

The reconciliations below are on a continuing operations basis

Second-Quarter and Fiscal Year-to-Date Net Sales Growth Reconciliation

	Q2 Fiscal 2017	Q2 Fiscal 2016	Q2 FYTD Fiscal 2017	Q2 FYTD Fiscal 2016
Total Net Sales Growth – GAAP	4.5%	0.0%	4.2%	1.4%
Less: Foreign exchange	-1.9%	-2.7%	-1.9%	-2.8%
Currency-Neutral Net Sales Growth – Non-GAAP(1)	6.4%	2.7%	6.1%	4.2%

(1) Currency-neutral net sales growth represents GAAP net sales growth excluding the impact of the change in foreign currency exchange rates, and is calculated by re-measuring the current period net sales using the comparable prior year’s exchange rates.

The reconciliations below for fiscal year 2016 are provided as a reference point for the fiscal year 2017 outlook.

Fiscal Year EBIT Margin(2) Reconciliation

Dollar in millions

FY Fiscal 2016
Earnings from continuing operations	$983
before income taxes – GAAP
Interest Income	-5
Interest Expense	88
EBIT (2) – non-GAAP	$1,066
Net Sales	$5,761
EBIT margin(2) – non-GAAP	18.5%

(2) EBIT represents earnings from continuing operations before interest and taxes. EBIT margin is the ratio of EBIT to net sales.

For Gross Margin Drivers, please refer to the Supplemental Information: Gross Margin Driver page in the Financial Information: Quarterly Results section of the company’s website TheCloroxCompany.com.